UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2005

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters.

On September 9, 2005, BearingPoint, Inc. (the “Company”) received a purported notice of default from a law firm that claims to represent certain entities which, in the aggregate, hold more than 25% of the Company’s 2.75% Series B Convertible Subordinated Debentures due 2024 (the “Series B Debentures”). Such law firm asserted that, as a result of the Company’s failure to timely file with the SEC its 2004 Annual Report on Form 10-K and its Quarterly Reports on Forms 10-Q for the first and second quarters of 2005, the Company is in default under the Indenture dated as of December 22, 2004, between the Company, as issuer, and The Bank of New York, as Trustee (the “Indenture”), relating to the Series B Debentures and the Series A Debentures (as defined below). The notice of default demands that the Company cure the purported default within sixty (60) days from the receipt of the notice of default.

On September 14, 2005, the Company received a purported notice of default from a different law firm that claims to represent certain entities which, in the aggregate, hold more than 25% of the Company’s 2.50% Series A Convertible Subordinated Debentures due 2024 (the “Series A Debentures,” and, together with the Series B Debentures, the “Debentures”). This law firm made a similar assertion and demand.

The Company does not believe that it has failed to perform its obligations under the Indenture relating to the Debentures. Therefore, the Company believes that the above-mentioned notices of default are invalid and without merit. Unlike indentures of some other public companies, the Company’s Indenture does not require the Company to file its annual and quarterly reports with the Securities and Exchange Commission (the “SEC”) within the deadlines set forth in the SEC’s rules and regulations. The Company will furnish to the Trustee for the Debentures copies of its 2004 Annual Report on Form 10-K and its Quarterly Reports on Forms 10-Q for the first and second quarters of 2005 within 15 days after it files such reports with the SEC. The Company believes that such action will satisfy fully the Indenture provision in question.

Under the Indenture, the Company is required to provide the Trustee with copies of all annual and quarterly reports which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, within 15 calendar days after it files such annual and quarterly reports. If an event of default were to occur as to one of the series of Debentures, the Trustee or certain holders could declare all unpaid principal and accrued interest on such series of the Debentures then outstanding to be immediately due and payable. The acceleration of one of the series of the Debentures may become an event of default under the Indenture as to the other series of Debentures and in respect of the debentures issued in April 2005 and July 2005 and could lead to an acceleration of the unpaid principal and accrued interest on the other series of the Debentures, the April Debentures and the July Debentures.

Any failure by the Company to perform or observe any covenant under the above-mentioned Indenture which would entitle certain holders or the Trustee to accelerate a series of the Debentures also would constitute an event of default under the Company’s senior credit facility and could lead to an acceleration of the unpaid principal and accrued interest under this facility.

Forward-looking Statements

Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. The forward-looking statements in this Form 8-K include, without limitation, statements about claimed defaults with respect to the Company’s Series A and Series B Debentures and potential consequences. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2005	BearingPoint, Inc.

	By:	/s/ Judy Ethell
Name: Judy Ethell Title: Executive Vice President - Finance and Chief Accounting Officer

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